Exhibit 99.1

Actelis Networks Chosen By Seattle, The “Smartest City in US” For Significant Infrastructure Modernization Project

With the ITS market expected to reach $65.33 billion by 2032, Actelis is seeing strong demand from top-ranked smart cities like Seattle, San Jose and Washington D.C as it seeks to accelerate its growth in critical infrastructure modernization

FREMONT, Calif., December 10, 2024 – Actelis Networks, Inc. (NASDAQ:ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced that it has secured a significant new order for the City of Seattle Department of Transportation (SDOT). This milestone further cements Actelis’ role in critical infrastructure modernization across the U.S. and globally, following recent wins in Washington, D.C., San Jose and major international cities.

Selected to upgrade and expand Seattle’s Intelligent Transportation System (ITS) as part of a key asset refresh, Actelis’ hybrid-fiber networking technology will power essential traffic management applications, including signals, cameras, congestion monitoring systems, and dynamic messaging signs. Seattle, recently named the smartest city in the U.S., has long relied on Actelis’ solutions for secure, high-speed connectivity, underscoring the city’s confidence in Actelis’ ability to deliver innovative, cost-effective infrastructure.

“This milestone order from Seattle reflects the growing demand for Actelis’ solutions as cities prioritize smarter, more connected infrastructure,” said Tuvia Barlev, Chairman and CEO of Actelis. “From Washington, D.C., San Jose to Seattle and many more in the US, as well as key municipalities in Germany, forward-thinking cities across the globe are turning to Actelis to modernize critical systems, as we’ve recently reported. These successes highlight our momentum in the infrastructure and ITS sectors, as cities and road authorities recognize the value of our our technology in accelerating smart transportation networks, enhancing urban mobility, and delivering safer, more sustainable environments for millions of residents.”

Actelis’ presence in the ITS and smart city infrastructure sectors comes at a pivotal time, as cities worldwide ramp up modernization budgets. Recent reports indicate 66% of U.S. cities are currently investing in smart city technologies, with the global ITS market projected to reach $65.33 billion by 2032 and the broader smart city market expected to grow to $165.8 billion by 2028. Actelis’ solutions empower cities to efficiently modernize infrastructure, meeting the rising demand for secure, cost-effective connectivity driven by these investments.

Actelis’ hybrid-fiber technology provides secure, high-speed connectivity by upgrading existing infrastructure, enabling rapid deployment of modernized networks. These solutions support IoT-driven urban planning while minimizing costs and time associated with traditional cabling. In Seattle, Actelis’ technology facilitates real-time data transmission from traffic cameras, signals, and congestion monitoring systems to the city’s Traffic Operations Center, enabling efficient traffic management and safer roadways.

This order was facilitated by Actelis’ Washington State-based reseller partner, Western Systems, a leader in advanced traffic management solutions. Western Systems has been instrumental in introducing Actelis’ technology to innovative cities across the region, helping accelerate the company’s expansion in ITS and government infrastructure markets.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its "Cyber Aware Networking" initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience.

For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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Contact:
ARX | Capital Markets Advisors
North American Equities Desk
actelis@arxadvisory.com